UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011

GATEWAY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2308

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 7, 2011, Gateway Industries, Inc. (the “Company”) entered into an Agreement and Plan of Recapitalization (the “Recapitalization Agreement”) with Sillerman Investment Company LLC, a Delaware limited liability company, and EMH Howard LLC, a New York limited liability company.  A description of the Recapitalization Agreement is set forth in Item 1 of the Company’s Form 10-K filed with the Securities and Exchange Commission on February 8, 2011.  The summary of the Recapitalization Agreement in the Form 10-K does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of the Recapitalization Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Agreement and Plan of Recapitalization by and among Gateway Industries, Inc., Sillerman Investment Company LLC and EMH Howard LLC, dated February 7, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEWAY INDUSTRIES, INC.

Dated: February 10, 2011	By:	/s/ Jack L. Howard
Name: Jack L. Howard
Title: Chief Executive Officer